                                  Exhibit 32.2

              Certification Pursuant to 18 U.S.C. Section 1350,
                          as adopted Pursuant to
               Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the amended Annual Report of CalbaTech, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Edward Deese, CFO, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes
Oxley Act, that:

(1) The Report fully complies with Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The Information contained in the Report fairly represents, in all material aspects, the financial condition and result of operations on the Company.


By: /s/  Edward Deese
Edward Deese, CFO